THE SOMERSET GROUP, INC.                        CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS                                      September 30 December 31, September 3

                                                  1995         1994         1994
Current assets
   Cash and cash equivalents                $1,259,000   $2,006,000     $681,000

   Short-term investments, at market         7,042,000          ---          ---
   Trade accounts, notes & other receivables
    less allowance for doubtful accounts     1,632,000    6,070,000    4,395,000

   Contracts in progress, unbilled                        1,769,000    2,988,000

   Inventories                                              390,000      364,000

   Prepaid expenses                             10,000      109,000       80,000

   Deferred income taxes                           ---          ---       23,000
                                              --------     --------     --------
        Total current assets                 9,943,000   10,344,000    8,531,000
Investments
   First Indiana Corporation (market values of
    $37,750,000, $23,782,000 & $27,794,000) 26,748,000   24,265,000   23,769,000

Property, plant and equipment, at cost
   Land                                                     393,000      685,000

   Buildings                                              2,738,000    2,800,000

   Production and delivery equipment                      6,593,000    7,809,000

   Office furniture and equipment              241,000      556,000      541,000

   Construction in progress                        ---          ---       38,000
                                              --------     --------     --------
                                               241,000   10,280,000   11,873,000
   Less accumulated depreciation               193,000    6,126,000    6,093,000
                                              --------     --------     --------
                                                48,000    4,154,000    5,780,000
Other assets
   Notes receivable                            787,000      487,000      487,000
   Other                                       460,000      554,000      744,000
                                              --------     --------     --------
                                             1,247,000    1,041,000    1,231,000

Total Assets                                37,986,000   39,804,000   39,311,000
                                             =========    =========    =========

See accompanying Notes to Consolidated Financial Statements.
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